UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2023
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SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)
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Ireland	001-31560	98-1597419
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

38/39 Fitzwilliam Square	D02 NX53
Dublin 2
Ireland
(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: (353) (1) 234-3136
N/A
(Former name or former address, if changed since last report)
________________________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.00001 per share	STX	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On September 27, 2023, Seagate Technology Holdings public limited company (the “Company”) and its subsidiary Seagate HDD Cayman (the “Borrower”) entered into the Tenth Amendment to the Credit Agreement (as defined below) with The Bank of Nova Scotia, as administrative agent (the “Agent”) and the requisite lenders under the Credit Agreement (the “Amendment”). The Amendment amended the Credit Agreement dated as of February 20, 2019, as amended from time to time, by and among, the Company, the Borrower, the Agent and the lenders from time to time party thereto (the “Credit Agreement”), to, among other things, (i) modify and/or remove certain financial covenants, (ii) permit certain internal restructurings of the Company and its subsidiaries, and (iii) modify certain other restrictive covenants. The other material terms of the Credit Agreement remain unchanged.
Certain of the lenders under the Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Borrower or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

Date: September 27, 2023	By:	/s/ Gianluca Romano
	Name:	Gianluca Romano
	Title:	Executive Vice President and Chief Financial Officer